Exhibit 10.31
CDW CORPORATION
2013 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT
CDW Corporation, a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the CDW Corporation 2013 Long-Term Incentive Plan (the “Plan”), a performance share award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.01 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder (a) accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect) and (b) if requested by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Section 3 hereof or if required under applicable laws or regulations. As soon as practicable after the Holder has accepted this Agreement and executed such stock power or powers and returned the same to the Company, the Company shall cause to be issued in the Holder’s name the maximum number of shares of Stock subject to the Award.
2.    Rights as a Stockholder. The Holder shall have the right to vote the shares of Stock subject to the Award unless and until such shares are forfeited pursuant to Section 3 hereof. As of each date on which the Company pays a cash dividend on the shares of Stock subject to the Award (a “Dividend Date”), the dividend shall be used to purchase from the Company a number of shares equal to (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and other terms set forth herein as the shares to which they relate. The shares of Stock subject to the Award may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Award shall have vested, in whole or in part, pursuant to Section 3 hereof. As soon as practicable after shares of Stock shall have vested pursuant to Section 3 hereof, subject to Section 4 hereof, the restrictions shall be removed from those of such shares that are held in book entry form, and the Company shall deliver to the Holder any certificate or certificates representing those of such shares that are held by the Company and destroy or return to the Holder the stock power or powers relating to such shares. Any shares of Stock that do not become vested and are forfeited pursuant to Section 3 shall be transferred to the Company (or its assignee or nominee).

Exec Form    1

3.    Restriction Period and Vesting.
3.1.    Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the Stock shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the performance goals set forth in the Award Notice over the performance period set forth in the Award Notice (the “Performance Period”), provided that that the Holder remains in continuous employment with the Company through the end of the Performance Period. Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the vesting of the Award. Any shares of Stock subject to the portion of the Award that does not become vested due to the failure of the Company to achieve the performance goals at the maximum levels of performance shall be forfeited and transferred to the Company (or its assignee or nominee).
3.2.    Termination of Employment
(a)    Termination due to Retirement, Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Performance Period and prior to a Change in Control by reason of the Holder’s Retirement, death or a termination by the Company due to Disability, the Performance Period shall continue through the last day thereof and the Holder shall be entitled to a prorated Award, provided that the Holder has continuously complied with the Restrictive Covenants. Such prorated Award shall be equal to the number of shares earned at the end of the Performance Period based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of full months in the Performance Period during which the Holder was employed by the Company and the denominator of which shall equal 36. Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the vesting of the Award. Any shares of Stock subject to the portion of the Award that does not become vested shall be forfeited and transferred to the Company (or its assignee or nominee).
(b)    Termination other than due to Retirement, Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Performance Period and prior to a Change in Control by reason of (i) the Company’s termination of the Holder’s employment for any reason other than death or Disability or (ii) the Holder’s resignation for any reason other than Retirement, then the Award shall be immediately forfeited by the Holder and cancelled by the Company. The shares of Stock subject to the Award shall be forfeited and transferred to the Company (or its assignee or nominee).
3.3.    Change in Control.
(a)    Satisfaction of Performance Goals. If a Change in Control occurs prior to the 24-month anniversary of the first day of the Performance Period, the Performance Period shall end as of the date of the Change in Control and the performance goals set forth in Section 3.1 shall be deemed to have been satisfied at the target level. If the Change in Control occurs on or after the 24-month anniversary of the first day of the Performance Period, the Performance Period shall end as of the date of the Change in Control, and the number of shares of Stock earned pursuant to Section 3.1 shall be based on the projected level of performance through the end of the Performance Period, as determined by the Committee prior to the date of the Change in Control based on performance through the date of such determination. If the Change in Control occurs after the date on which the Participant’s employment is terminated by reason of death, Disability or Retirement, pursuant to Section 3.2(a), the number of shares earned for purposes of such section shall be determined as of the date of the Change in Control in accordance with this Section 3.3(a) and shall be vested as of the date of such Change in Control. Any shares of Stock subject to the portion of the Award that does not become vested shall be forfeited and transferred to the Company (or its assignee or nominee).
(b)    Vesting of Award Not Assumed. In the event of a Change in Control prior to the end of the Performance Period pursuant to which the Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award  as in effect immediately prior to the Change in Control), the Award shall vest as of the date of the Change in Control, based on the performance level determined in accordance with Section 3.3(a). Any shares of Stock subject to the portion of the Award that does not become vested shall be forfeited and transferred to the Company (or its assignee or nominee).
(c)    Vesting of Award Assumed. In the event of a Change in Control prior to the end of the Performance Period pursuant to which the Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award  as in effect immediately prior to the Change in Control) and (i) the Holder remains continuously employed through the end of the Performance Period, (ii) the Company terminates the Holder’s employment without Cause or the Holder resigns for Good Reason within 24 months following such Change in Control and the Holder executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 60 days after the date of such termination or (iii) the Holder’s employment terminates due to death, Disability or Retirement following such Change in Control, in any such case, the Award shall vest based on the performance level determined in accordance with Section 3.3(a) hereof as of the end of the Performance Period or, if earlier, the Holder’s termination of employment; provided that to the extent that any Required Tax Payments are due prior to such vesting date, the Company shall withhold whole shares of Stock from the number of shares subject to the Award having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in accordance with Section 6.1.  In the case of a termination pursuant to clause (ii) of this Section 3.3(c) (termination without Cause or resignation for Good Reason), the Award shall vest in full, and in the case of a termination pursuant to clause (iii) of this Section 3.3(c) (death, Disability or Retirement), the Award shall be prorated in accordance with, and subject to the terms of, Section 3.2(a). If, following a Change in Control, the Holder experiences a termination of employment other than as set forth in this Section 3.3(c), the Award shall be immediately forfeited by the Holder and cancelled by the Company. Any shares of Stock subject to the portion of the Award that does not become vested shall be forfeited and transferred to the Company (or its assignee or nominee).
3.4.    Definitions.
(a)    Cause. For purposes of this Award, “Cause” shall mean one or more of the following: (A) Holder’s refusal (after written notice and reasonable opportunity to cure) to perform duties properly assigned which are consistent with the scope and nature of Holder's position; (B) Holder’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its Subsidiaries, which act constitutes gross negligence or willful misconduct in the performance of duties to the Company or any of its Subsidiaries; (C) Holder’s commission of any theft, fraud, act of dishonesty or breach of trust resulting in or intended to result in material personal gain or enrichment of Holder at the direct or indirect expense of the Company or any of its Subsidiaries; (D) Holder’s conviction of, or plea of guilty or nolo contendere to, a felony; (E) Holder’s material violation of any Restrictive Covenant; or (F) Holder’s material and willful violation of the Company’s written policies or of Holder’s statutory or common law duty of loyalty to the Company or its affiliates that in either case is materially injurious to the Company, monetarily or otherwise. No act or failure to act will be considered “willful” (x) unless it is done, or omitted to be done, by Holder in bad faith or without reasonable belief that Holder’s action or omission was in the best interests of the Company or (y) if it is done, or omitted to be done, in reliance on the informed advice of the Company’s outside counsel or independent accountants or at the express direction of the Board.
(b)    Disability. For purposes of this Award, “Disability” shall mean the Holder’s absence from the Holder’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Holder’s incapacity due to physical or mental illness, or under such other circumstances as the Committee determines, in its sole discretion, constitute a Disability.
(c)    Good Reason. For purposes of this Award, “Good Reason” shall mean that the Holder resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons: (i) the Company reduces the amount of the Holder’s base salary or cash bonus opportunity (it being understood that the Board shall have discretion to set the Company’s and the Holder’s personal performance targets to which the cash bonus will be tied), (ii) the Company adversely changes the Holder’s reporting responsibilities, titles or office as in effect as of the date hereof or reduces his/her position, authority, duties, responsibilities or status materially inconsistent with the positions, authority, duties, responsibilities or status the Holder then holds, (iii) any successor to the Company in any merger, consolidation or transfer of assets does not expressly assume any material obligation of the Company to the Holder under any agreement or plan pursuant to which the Holder receives benefits or rights, or (iv) the Company changes the Holder’s place of work to a location more than fifty (50) miles from the Holder’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) the Holder provides written notice to the Company of the existence of such condition not later than 60 days after the Holder knows or reasonably should know of the existence of such condition, (B) the Company fails to remedy such condition within 30 days after receipt of such notice and (C) the Holder resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof.
(d)    Restrictive Covenant. For purposes of this Award, “Restrictive Covenant” shall mean any non-competition, non-solicitation, confidentiality or protection of trade secrets (or similar provision regarding intellectual property) covenant by which Holder is bound under any agreement between Holder and the Company and its Subsidiaries.
(e)    Retirement. For purposes of this Award, “Retirement” shall mean Holder’s termination of employment at a time when (i) the Holder has attained age 55 and (B) the sum of the Holder’s age and years of employment with or service to the Company or its Subsidiaries equals or exceeds 65; provided that such termination occurs at least six months after the Grant Date.
4.    Clawback of Proceeds.
4.1.    Clawback of Proceeds. This award is subject to the clawback provisions in Section 5.15 of the Plan. In addition, if the Holder materially violates any Restrictive Covenant and such violation occurs on or before the third anniversary of the date of the Holder’s termination of employment: (i) the Award shall be forfeited and (ii) any and all Performance Share Proceeds (as hereinafter defined) shall be immediately due and payable by the Holder to the Company. For purposes of this Section, “Performance Share Proceeds” shall mean, with respect to any portion of the Award which becomes vested later than 24 months prior to the date of the Holder’s termination of employment or service with the Company, the Fair Market Value of a share of Common Stock on the date such portion of the Award became vested, multiplied by the number of shares of Common Stock that became vested. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company.
4.2.    Right of Setoff. The Holder agrees that by accepting the Award the Holder authorizes the Company and its affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 4 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the vesting or settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.
5.    Transfer Restrictions and Investment Representation.
5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.    Additional Terms and Conditions of Award.
6.1.    Withholding Taxes. As a condition precedent to the vesting of the Award and the delivery of the Stock hereunder, at the Company’s discretion either (i) the Holder shall pay to the Company such amount as the Company (or an affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award or (ii) the Company or an affiliate may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or an affiliate to the Holder, which may include the withholding of whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case in accordance with such terms, conditions and procedures that may be prescribed by the Company. Shares of stock withheld may not have a Fair Market Value in excess of the Company’s minimum statutory withholding requirements for the Required Tax Payments;

provided, however, that if a fraction of a share of Stock would be required to satisfy the minimum amount of the Required Tax Payments, then the number of shares of Stock to be withheld may be rounded up to the next nearest whole share of Stock. Notwithstanding the foregoing, if the Required Tax Payments are due prior to the date the Company determines the number of shares of Stock that have become vested, the amount of the Required Tax Payments, including the number of shares withheld to pay such Required Tax Payments, may be based on a reasonable estimate of the number of shares that are expected to become vested. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. A determination by the Company to satisfy the Required Tax Payments by withholding shares of Stock shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.
6.2.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.3.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
6.4.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.5.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.6.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to CDW Corporation, Attn: General Counsel, 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.7.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States,

shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.8.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.10.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.11.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.12.    Compliance With Section 409A of the Code. This Award is intended to be exempt from Section 409A of the Code, and shall be interpreted and construed accordingly.